EXHIBIT 3.1
     CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       HOMESTAR MORTGAGE ACCEPTANCE CORP.

         The undersigned, being the VP - Treasurer of Homestar Mortgage
Acceptance Corp. does hereby certify and set forth:

         FIRST: The name of the corporation is Homestar Mortgage Acceptance
Corp. (the "Corporation").

         SECOND: The Delaware Secretary of State filed the Certificate of
Incorporation on July 2, 2003 under the name Star Mortgage Acceptance Corp.

         THIRD: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to Opteum Mortgage Acceptance
Corporation.

         FOURTH: To accomplish the foregoing change, Article FIRST of the
Certificate of Incorporation is deleted in its entirety, and the following
Article is substituted in lieu thereof:

                  "FIRST: The name of the corporation (hereinafter called the
         "Corporation") Opteum Mortgage Acceptance Corporation."

         FIFTH: The above amendment to the Certificate of Incorporation was authorized by the written consent of the Directors of the Corporation, followed by the written consent of the sole shareholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has made and subscribed this certificate on November 24, 2004.

                                     /s/ Frank Plenskofski
                                     ---------------------------------
                                     Name: Frank Plenskofski
                                     Title: VP - Treasurer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

Star Mortgage Acceptance Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Star
                  Mortgage Acceptance Corp. be amended by changing the Section 1 thereof so that, as amended, said Section shall be and read as follows:

                  The name of the corporation incorporated hereby is Homestar
                  Mortgage Acceptance Corp. (the "Corporation").

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law
of the State of Delaware.

   IN WITNESS WHEREOF, said above-named corporation has caused this certificate to be signed by Jeffrey Pancer, its Vice President, this 23rd day of July, 2003.

                                               /s/ Jeffrey Pancer
                                               ----------------------------
                                               By: Jeffrey Pancer
                                               Vice President

                          CERTIFICATE OF INCORPORATION
                                       OF
                         STAR MORTGAGE ACCEPTANCE CORP.

         1. The name of the corporation incorporated hereby is Star Mortgage
Acceptance Corp. (the "Corporation").

         2. The name and address of the Corporation's registered agent in the
State of Delaware is The Corporation Trust Company, Corporation Trust Center,
1209 Orange Street in the City of Wilmington, County of New Castle.

         3. The Corporation exists only for the purposes specified in this paragraph 3. The Corporation has been formed for the sole purpose of conducting the following activities:

         (a)      Acquiring as purchaser and/or by contribution to the capital of the Corporation, or otherwise owning, holding,
                  transferring, assigning, selling, contributing to capital, pledging and otherwise dealing with (i) mortgage notes and similar such instruments, related real property, mortgages, deeds of trust and other related agreements, documents, books and records, (ii) related rights to payment, whether
                  constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any other related assets,
                  property and rights, including without limitation security interests, (iii) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein,
                  (iv) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or
                  otherwise in respect of any of the foregoing, (v)
                  certificates, notes, bonds or other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any of the foregoing, (vi) financing
                  arrangements and (vii) proceeds and other payments and
                  distributions of any kind of, on or in respect of any of the foregoing;

         (b)      Entering into financing arrangements of all types with respect to the assets described in foregoing paragraph (a) including without limitation borrowing on a secured or unsecured basis and entering into repurchase agreements, directly or
                  indirectly through corporations, partnerships, limited
                  liability companies, business trusts, common law trusts and other special purpose entities established for such purposes, and in connection therewith issuing notes, bonds and other evidences of indebtedness and granting security interests in assets pledged to secure such indebtedness.

         (c)      Authorizing, issuing, selling and delivering, directly or
                  indirectly through corporations, partnerships, limited
                  liability companies, business trusts, common law trusts or other special purpose entities established solely for such purpose, certificates, notes, bonds and other securities,
                  instruments and documents evidencing ownership interests in or obligations secured by all or any portion of the assets
                  described in foregoing paragraph (a), and in connection
                  therewith entering into servicing, insurance, credit
                  enhancement, reimbursement and other agreements related
                  thereto; and

         (d)      Taking any action necessary or reasonable to enable the
                  Corporation to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the laws of the State of Delaware that are related or
                  incidental to and necessary, convenient or advisable to
                  accomplish any of the foregoing.

         4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, each of which shall have a par value of $1.00.

         5. The election of directors of the Corporation need not be by ballot unless the by-laws of the Corporation so provide. The books of the Corporation may, subject to any statutory requirements, be kept at such place within or outside the State under the laws of Delaware as may be designated by the board of directors or the by-laws of the Corporation.

         6. As used herein, (i) "person" means any individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation, limited liability company or other entity, (ii) "affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified and (iii)
"control," including the terms "controlling," "controlled by" and "under common control with," means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of at least 10% of the voting securities, by contract or otherwise.

         7. The Corporation shall at all times have at least one (1) Independent
Director. As used in this Certificate of Incorporation, "Independent Director"
means a director (i) who is not a current or former director, officer, partner, member, shareholder, employee, creditor or customer of the Corporation or of any affiliate of the Corporation, and is not a spouse, parent, brother, sister, child, aunt, uncle or cousin of any such person, and (ii) who has not received, and was not a director, officer, partner, member, shareholder or employee of any person that has received, any fees or other income other than fees for serving as such Independent Director from any affiliate of the Corporation within the five (5) years immediately preceding, or any year during, such director's incumbency as an Independent Director. However, an Independent Director may
serve, or may have served previously, with compensation therefor in such a capacity for any other special purpose entity formed by any affiliate of the
Corporation. No resignation or removal of an Independent Director shall be effective until a successor Independent Director has been elected to replace such Independent Director.

         8. A director of the Corporation shall not be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is
amended after the filing of this Certificate of Incorporation to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation
Law of the State of Delaware as so amended. Any repeal or modification of the foregoing portion of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         9. (a) The affirmative votes or written consents of the holders of all of the outstanding common stock of the Corporation and of all of the directors of the Corporation shall be necessary for (i) any amendment of this Certificate of Incorporation or of the by-laws of the Corporation, (ii) a consolidation or merger with or into any other person or dissolution or liquidation in whole or in part, (iii) any purchase or other acquisition, or any sale, pledge or other transfer, of any assets, or any creation, incurring or guarantee of, or other assumption of liability for, any indebtedness, by the Corporation, other than in a transaction within the scope of paragraph 3 above, (iv) any institution by the
Corporation of any action to have itself adjudicated as bankrupt or insolvent, any consent to the institution of bankruptcy or insolvency proceedings against it, any request or consent to the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, any making of any general assignment for the benefit of creditors, or any admission in writing that it is unable to pay its debts generally as they become due or (v) the taking of any corporate action in furtherance of any of the actions set forth above in this paragraph. In such voting or consents each
Independent Director shall owe a fiduciary duty to the Corporation itself, including the stockholders and the creditors of the Corporation.

           (b) If any outstanding certificates, notes, bonds or other securities are then rated at the request of the Corporation by any nationally recognized statistical rating organization (each, a "Rating Agency"), the
Corporation shall not amend or repeal any provision of this Certificate of
Incorporation unless either (i) the Corporation shall have received written confirmation from each Rating Agency that such amendment or repeal will not cause such Rating Agency to reduce or withdraw any rating then so assigned to any such securities or (ii) the Corporation shall have received written consent to any such amendment or repeal from the other parties to each agreement pursuant to which such securities were issued.

         10. The Corporation shall be operated in such a manner that its assets and liabilities shall not be substantively consolidated with those of any other person in the event of the bankruptcy or insolvency of the Corporation or such other person. Without limiting the foregoing, the Corporation shall maintain adequate capital in light of its contemplated business operations, conduct its business in its own name and through its duly authorized officers or agents, maintain and hold itself out as a separate entity and observe all appropriate corporate and other organizational formalities, maintain its assets separate from those of any other person or entity, maintain its books, records and bank accounts separate from those of any other person, maintain separate financial statements showing its assets and liabilities separate and apart from those of any other person, use separate stationery, invoices and checks, pay its own liabilities and expenses only out of its own funds, enter into a transaction with an affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a person or entity that is not an affiliate, allocate fairly and reasonably any overhead expenses that are shared with an affiliate, pay the salaries of its employees and maintain a sufficient number of employees in light of its contemplated business operations, not hold itself out as being liable for the debts of any other person, not acquire obligations or securities of its partners, members or shareholders, not pledge its assets for the benefit of any other entity or make any loans or advances to any entity and not take any other action or engage in any other activity that would be inconsistent with maintaining the separate legal identity of the Corporation.

         THE UNDERSIGNED has hereby signed this Certificate of Incorporation as the sole incorporator of the Corporation pursuant to the General Corporation Law of the State of Delaware as of July 2, 2003.

                                        /s/ Gerard J. Campbell
                                        --------------------------------
                                        Gerard J. Campbell
                                        c/o Thacher Proffitt & Wood
                                        11 West 42nd Street
                                        New York, New York 10036